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Unit Instruments, Inc.
Exhibit 99.1

                               A. WADE BLACKMAN
                               28 Longfellow Rd.
                           Wellesley Hills, MA 02181

                               September 3, 1997



VIA TELECOPY AND FEDERAL EXPRESS
- --------------------------------


The Board of Directors of Unit Instruments, Inc.
c/o Michael Doyle, Chief Executive Officer
Unit Instruments, Inc.
22600 Savi Ranch Parkway
Yorba Linda, CA 92887


Dear Fellow Directors:

     For some time, the Chairman of the Board of Unit Instruments (Jim Levinson) and I have taken the position that the shareholders' interests will be best served by selling Unit in a manner calculated to achieve the highest value. I believe that the procedures which have recently been adopted by the Board for the sale of Unit will not achieve this result. Therefore, in order to avoid any possible suggestion that I condone, or am complicit in, the policies and actions of the Board and management of Unit, I am compelled, after serving more than 12 years on the Board of Unit and its predecessor company, to resign as a director, effective immediately.

BACKGROUND

     On August 12, 1996, Needham & Company was invited to present to the Board an analysis of the strategic alternatives available to Unit. The Board requested this presentation because of the drop in Unit's stock price which had occurred since it was spun out of Autoclave in 1995. On September 24, 1996, I circulated a memo to the Board which discussed the analysis presented by Needham and which presented my rationale for the sale of Unit. In the Board meeting of October 15, 1996, management presented their view on Unit's strategic options and argued that Unit should not be sold. At a meeting held on January 17, 1997, Needham made a detailed presentation relating to the sale of Unit and the reasons why market conditions suggested that the full auction of Unit would be the optimal course to maximize shareholder value. Based on those and other Company-related reasons, the Board, by unanimous vote, formally adopted resolutions to (i) begin
                       ----------
the sale process and (ii) engage Needham to assist with the sale process.

     The Board held its next meeting on April 15, 1997. At this meeting, I questioned why the resolutions approving the sale process adopted at the January 17, 1997 meeting did not appear in the minutes of that meeting (which were prepared by management). To date, no satisfactory explanation has been forthcoming and those minutes are still not correct. At the April 15, 1997
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Board of Directors of Unit Instruments, Inc.
September 3, 1997
Page 2

Board meeting, at my request and by formal resolution, we ratified our earlier decisions to begin the sale process and engage Needham. The vote was again unanimous, but with Mike Doyle abstaining. Despite the fact that the Board formally took this action at the April 15th meeting, the minutes of that meeting (also prepared by management) do not in my opinion accurately reflect the resolution that I proposed and that was adopted.

     Needham has consistently advised the Board that the most effective way to maximize shareholder value is to conduct a full auction of Unit to a broad group of potential buyers following a public announcement of the sale. Jim Levinson and I became very concerned in July, l997 when, despite Needham's advice, management (i) refused to issue a press release to announce that the Company is for sale, (ii) revised the offering memorandum to be given to prospective buyers to say that we were seeking a strategic partner rather than a buyer for the Company, and (iii) instructed Needham to contact only a limited number of strategic players hand-picked by management rather than conducting a full auction of the Company. Management excluded obvious potential buyers, identified by Needham, that had expressed an interest in Unit's competitor, Tylan, which was sold in 1996.

     Jim Levinson and I wrote a detailed memorandum in July to the other directors outlining our concerns in the hope of persuading either Ed Rogas or George Boyadjieff to join with us at our August 11, 1997 Board meeting to get the sale process on track. We argued that the sale of the Company is clearly in the best interests of shareholders and, as Needham has repeatedly advised, a full auction is the best way to maximize shareholder value. We also suggested that a special committee of outside directors be established to manage the sale process.

     At its meeting on August 11, 1997, the Board passed resolutions stating that selling Unit is in the best interest of the Company and its shareholders and ratifying the retention of Needham to assist in pursuing a sale transaction. However, the Board did not decide to establish a special committee to manage the sale process but left this process under the authority of management. The Board also declined to pursue a full auction of the Company and restricted the solicitation of offers to a list proposed by management.

     A press release prepared by management was issued by the Company on August 13, 1997. Not surprisingly, it watered-down the announcement that the Company is for sale. At the August 11th Board meeting, the Board directed Mike Doyle and Needham "to proceed as prudently as possible to pursue a sale transaction." Rather than saying that the Company is for sale, the press release said that the Company is "evaluating strategic alternatives" and allowed that one strategic alternative that may maximize shareholder value is "the formation of strategic alliances or joint ventures." This idea is directly contrary to Needham's advice that the best way to maximize shareholder value is to sell the Company in a full auction, and it is also directly contrary to the action taken by the Board.
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Board of Directors of Unit Instruments, Inc.
September 3, 1997
Page 3

     Also at the August 11th Board meeting, at management's recommendation a majority of the Board voted not to renominate me for election as a director at the upcoming annual shareholders meeting. Management thus achieved its two objectives: they limited the sale process, and if a sale transaction somehow gets to the full Board, they have positioned the Board so that management can block the transaction with the vote of my replacement (who will probably be sympathetic to management) and one of the independent directors; or if I am not replaced, by just convincing one of the independent directors to go along with them. At the very least, they eliminated one of two vocal advocates for a full auction of the Company.

     It is my expectation that offers will be received from competitors and others who are currently excluded from management's list of solicitation candidates, and these offers may be much better than those we receive from those on management's list. If these offers excluded from the list are turned down and if the current restricted solicitation process does not produce an acceptable buyer, the Board should take control of the sale process, extend the cut-off date for bids, and re-solicit bids on the basis of a full auction.

IT IS CLEAR THAT UNIT SHOULD BE SOLD, AND THAT A FULL AUCTION IS THE WAY TO SELL UNIT.

     Inasmuch as I will have an equity interest in Unit even after my resignation, I feel that I should remind the Board why Unit should be sold and make one last appeal for the Board to take direct control of the sale process:

     Management has not created any positive shareholder value since 1991. In order to create shareholder value, the return on invested capital must be greater than the cost of capital. Unit's return on invested capital has not exceeded the cost of capital since 1991 (before current management took charge). McKinsey & Company and other analysts agree that until a company achieves positive shareholder value, the stock market will generally not reward a company with high market values relative to book values.

     Management missed an opportunity to create shareholder value in 1995. In 1995, Unit's management squelched an important opportunity to create shareholder value and liquidity by merging Unit with a large semiconductor equipment manufacturer. The discussions broke down when the CEO of the potential acquiror became concerned with Mike Doyle's attitude regarding the sale. The potential acquiror is a well-managed company which has a significantly better operating margin and return on invested capital than Unit. The combined return on invested capital would have greatly exceeded the cost of capital. Furthermore, because the potential acquiror's market to book ratio was significantly better than Unit's, the stock price of the combined entity would have been expected to have a lot of upward momentum during the next up cycle in the stock market and, as we know, 1996 and 1997 have seen record highs in the market (highs which have largely not affected the value of Unit's stock).

     Management has not developed a long-term strategic plan for Unit. No one is suggesting that Unit should be sold just for the sake of selling the Company. But Unit is

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Board of Directors of Unit Instruments, Inc.
September 3, 1997
Page 4

consistently at the bottom of almost any industry peer group comparison of financial measures. Moreover, management has not demonstrated that it has the skill to maintain profitability in a highly cyclical business environment. And finally, except for the acquisition of CSI, which has not been successful because of its low margins, management has not established any significant strategic relationships. In order to remain independent, management must articulate a strategic vision for the Company that will deliver greater shareholder value than would a sale and they must demonstrate that they are capable of carrying out that vision. Management has done neither in my opinion.

     Management has missed opportunities to create liquidity for shareholders. Liquidity in a company's stock is created through increasing shareholder float, obtaining investment banker support, increasing the number of market makers, and obtaining research coverage from several firms. These are typically achieved through a public offering of a company's stock. At an Autoclave Board meeting on April 15, 1995, based upon a recommendation of Needham, Unit's management was instructed to effect a stock offering "as soon as practicable" to achieve, among other things, increased liquidity for Unit's shareholders. In spite of this directive, management did not act quickly enough and the window of opportunity for a successful offering closed around March 1996.

     Management's expectation of improving performance argues for a sale. Since the April 15, 1997 Board meeting, management has informed the Board and stated publicly that it expects that the sales and earnings performance of Unit will improve in the near term. These expectations of management, if correct, actually support the argument for a full auction of Unit as soon as possible. The sale price of Unit will be based, in part, on the projected earnings of Unit. The shareholders of Unit can thus realize the value of those projected increases now through a full auction of the Company.

     Market conditions are right for a sale. At both the January 17, 1997 and April 15, 1997 Board meetings, Needham made a detailed presentation of the reasons why a full auction of Unit at this time would maximize shareholder value. They pointed out that: there is significant consolidation in the industry, meaning that there are a number of interested strategic buyers looking for a transaction (the sale of Tylan in 1996 created a group of eager buyers looking for a similar transaction); financial players are also potential buyers at this time because they are cash rich and looking to invest; and financing rates are at an all time low. Needham also pointed out that investors are moving away from small cap stocks, meaning that Unit is much less attractive from the market's perspective. All of these factors argue that market conditions are favorable for the sale of Unit at this time.

CONCLUDING REMARKS

     Management has somehow persuaded at least two independent directors to conclude that it is in the shareholders' interest not to proceed with a full auction of the Company.
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Board of Directors of Unit Instruments, Inc.
September 3, 1997
Page 5

Management's reluctance to cooperate in a full auction and the Board's unwillingness thus far to assert control over the sale process in my opinion make it unlikely that a transaction which maximizes shareholder value will occur.

    I am resigning as a director because of a disagreement on matters relating to the Company's operations, policies and practices and I request that this communication be disclosed in a Current Report on Form 8-K and in any other filing requiring disclosure of material information.

                                       Very truly yours,

                                       /s/ A. Wade Blackman

                                       A. Wade Blackman